Exhibit 99.1

Harris Corporation Completes Sale of its
Broadcast Communications Business to The Gores Group

MELBOURNE, Florida, February 4, 2013 — Harris Corporation (NYSE:HRS) has completed the previously announced sale of its Broadcast Communications business to an affiliate of The Gores Group, LLC for $225 million. The price includes $160 million in cash, a $15 million subordinated promissory note and an earnout of up to $50 million based on future performance. The purchase price is subject to customary adjustments.

Harris announced December 6, 2012 that it had reached an agreement to sell Broadcast Communications to The Gores Group, LLC as part of the company’s strategy to optimize its business portfolio and focus on its core businesses.

About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 125 countries. Headquartered in Melbourne, Florida, the company has approximately $5.5 billion of annual revenue and about 15,000 employees — including 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at harris.com.

# # #

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company’s consolidated results and the forward-looking statements could be affected by many factors. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131/jim.burke@harris.com or Frank Stefanik at 310-209-3010